UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2016

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois             60062

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2016, the Registrant announced the retirement of Judith P. Greffin, Executive Vice President and Chief Investment Officer of Allstate Insurance Company (“Allstate”), effective March 31, 2016.  A copy of the press release announcing Ms. Greffin’s retirement is attached as Exhibit 99 to this report.

In connection with Ms. Greffin’s retirement, Allstate entered into a consulting agreement (the “Agreement”) with Ms. Greffin on March 10, 2016.  In accordance with the Agreement, Ms. Greffin agreed to provide consulting services to Allstate on investment-related matters for a period of one year after her retirement, and Allstate agreed to make a payment to Ms. Greffin in the amount of $735,000 on or before April 15, 2016.  The Agreement also includes Ms. Greffin’s agreement to nonsolicitation and confidentiality covenants as well as mutual releases and nondisparagement covenants.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10 to this report, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.                             Financial Statements and Exhibits.

(d)                             Exhibits

Exhibit No.	Description

10	Consulting Agreement, dated March 10, 2016, between Judith P. Greffin and Allstate Insurance Company.

99	Registrant’s press release dated March 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

By:	/s/ Daniel G. Gordon
Name:	Daniel G. Gordon
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: March 10, 2016